Exhibit 21.1

The Registrant’s principal subsidiaries as of December 31, 2022 are listed below. All other subsidiaries of the Registrant, if considered in the aggregate as a single affiliate, would not constitute a significant subsidiary of the Registrant.
Fortive Corporation Subsidiaries of the Registrant

Company Name	Jurisdiction of Formation
Accruent, LLC	United States
Advanced Sterilization Products Services Inc.	United States
Advanced Sterilization Products, Inc.	United States
Anderson Instrument Co., Inc.	United States
Anhui Shifu Instruments Co., Ltd.	China
ASP Global Manufacturing GmbH	Switzerland
ASP Japan G.K.	Japan
Athena SuperHoldCo, Inc.	United States
Beaverton LLC	United States
BlueCielo ECM Solutions IP B.V.	Netherlands
Censis Technologies, Inc.	United States
Dynapar Corporation	United States
eMaint Enterprises, LLC	United States
EMS Software, LLC	United States
Fluke Corporation	United States
Fluke Electronics Corporation	United States
Fluke Europe B.V.	Netherlands
Fluke Manufacturing Corporation	United States
Fluke Precision Measurement Limited	United Kingdom
Fluke Process Instruments GmbH	Germany
Fluke Testing Instruments (Shanghai) Co., Ltd.	China
Fortive Medical Devices (Shanghai) Co., Ltd.	China
Four Rivers Software Systems, Inc.	United States
FTV Business Services, LLC	United States
Gems Sensors Inc.	United States
Global Physics Solutions, Inc.	United States
Hengstler GmbH	Germany
Industrial Scientific Canada ULC	Canada
Industrial Scientific Corporation	United States

Intelex Technologies, ULC	Canada
Invetech, Inc.	United States
Iris Power LP	Canada
Keithley Instruments, LLC	United States
Landauer, Inc.	United States
Lucernex Inc.	United States
Maintenance Connection, LLC	United States
Pacific Scientific Energetic Materials Company (California) LLC	United States
ProVation Software, Inc.	United States
Prüftechnik Dieter Busch GmbH	Germany
Qualitrol Company LLC	United States
R.S. Means Company LLC	United States
ServiceChannel.com, Inc.	United States
Setra Systems, Inc.	United States
Sonix, Inc.	United States
Tektronix (China) Co., Limited	China
Tektronix (India) Private Ltd.	India
Tektronix China Trading	Cayman Islands
Tektronix Hong Kong Limited	Hong Kong
Tektronix International Sales GmbH	Switzerland
Tektronix, Inc.	United States
TGA Industries Limited	United Kingdom
The Gordian Group, Inc.	United States
Unfors RaySafe AB	Sweden
Verisae, Inc.	United States
VFA Canada Corporation	Canada
VFA Limited	United Kingdom
VFA, Inc.	United States